UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

CHINA EVERGREEN ENVIRONMENTAL CORPORATION

(Name of Registrant)

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China Evergreen Environmental Corporation

Suite 7A01, Baicheng Building

584 Yingbin Road, Dashi, Panyu District,

Guangzhou, Guangdong, China 511430

(86-20) 3479 9768

INFORMATION STATEMENT

Relating to Action by Consent in Lieu of a Meeting

to Adopt an Amendment to our Articles of Incorporation

to Change our Name to China Water Group, Inc.

IMPORTANT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

On                         , 2006, the board of directors of China Evergreen Environmental Corporation (“CEEC”) adopted a resolution proposing and recommending to the stockholders of CEEC the amendment of the articles of incorporation of CEEC to effect the name change from “China Evergreen Environmental Corporation” to “China Water Group, Inc.” (the “Amendment”) Our board of directors believes that changing our corporate name is in the best interest of the corporation and our stockholders. CEEC will seek such approval and adoption of the amendment from the holders of a selected number of stockholders holding a majority of the outstanding shares of CEEC’s common stock entitled to vote thereon pursuant to a written consent of such stockholders in accordance with Section 78.320(2) of the Nevada Revised Statutes. The record date for shareholders eligible to consent and to receive this information statement is                         , 2006. CEEC will not solicit consents or proxies from other stockholders. This information statement is being sent by the board of CEEC and CEEC will bear the costs in connection therewith.

When and if the Amendment is duly approved and adopted by holders of a majority of the outstanding shares of our common stock, the corporate name change will become effective upon the filing of the amended and restated articles of incorporation with the Nevada Secretary of State, which is expected to occur as soon as reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders.

The voting and other rights that accompany our securities will not be affected by the change in our corporate name. Our ticker symbol, which is currently “CEEC,” and our CUSIP number will both change as a result of our name change.

Stockholders may, but need not, exchange their certificates to reflect the change in corporate name. Your existing certificate will continue to represent shares of our common stock as if our name had not changed. Our transfer agent will issue stock certificates with our new name as stock certificates are sent in upon transfers of shares by our existing stockholders. Until you sell or otherwise transfer your shares of common stock, there is no need to send us or our transfer agent your existing stock certificates.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the Amendment. We will seek this approval through the written consent of stockholders owning a majority of the outstanding voting shares of our common stock. Therefore, a meeting to approve the name change and the amendment to the articles of incorporation is unnecessary and will not take place for this purpose.

Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of at least a majority of all outstanding shares is necessary to approve the Amendment. The number of shares outstanding as of the record date was                         .

ABSENCE OF DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to our stockholders under the Nevada Revised Statutes in connection with these amendments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information regarding the beneficial ownership of the shares of our common stock as of                         , 2006 by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of our common stock, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act based upon information furnished by persons listed or contained in filings made by them with the SEC by information provided by such persons directly to us. Except as indicated, the stockholders listed below possess sole voting and investment power with respect to their shares.

Name (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage Owned
Chong Liang Pu	57,489,750	42.30%
Shi Rong Jiang	5,101,000	3.75%
Jia He Li	-0-	0%
Lin Hong Ye	-0-	0%
Peh Chung Lim	-0-	0%
Gao Yongping	10,145,250	7.47%
Vision Opportunity Master Fund Ltd. (3)	13,600,000	9.53%
All directors and executive officers as a group		53.52%

(1)	The addresses of Chong Liang Pu, Shi Rong Jiang, Jia He Li, Lin Hong Ye, Peh Chung Lim and Gao Yongping are Suite 7A01, Baicheng Building, 584 Yingbin Road, Dashi, Panyu District, Guangzhou, Guangdong, China.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Ordinary shares relating to options and warrants currently exercisable or exercisable within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.
(3)	Adam Benowitz exercises voting and dispositive power with respect to the shares held of record by Vision Opportunity Master Fund Ltd. but disclaims beneficial ownership of such shares.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon                  shares of common stock outstanding as of                         , 2006.

The common shares beneficially owned by Vision Opportunity Master Fund Ltd. include (i) 6,800,000 common shares, and (ii) 6,800,000 common shares issuable upon exercise of outstanding warrants. The address for Vision Opportunity Master Fund Ltd. is 253 East 77th St., PH-F, New York, NY 10021.

By Order of the Board of Directors:

China Evergreen Environmental Corporation

Chong Liang Pu, Chief Executive Officer

Guangdong, The People’s Republic Of China

July         , 2006